Tonix Pharmaceuticals Holding Corp. 8-K

Exhibit 99.04

aCD154mAb (TNX-1500) alone, or in combination with rapamycin, MMF, or aCD28mAb (VEL-101) prolongs cynomolgus cardiac allograft survival

Kohei Kinoshita[1], A Maenaka[1], G McGrath[1], R Chaban[1], Z Habibabady[1], I Rosales[2], S Fogarty[3], P Maguire[3], B Daugherty[3], S Lederman[3], R Pierson III[1]

1 Center for Transplantation Sciences, Department of Surgery, Massachusetts General Hospital, Boston, MA, United States
2 Department of Pathology, Massachusetts General Hospital, Boston, MA, United States
3 Tonix Pharmaceuticals, Inc., Chatham, NJ, United States

Kohei Kinoshita has no financial relationships with commercial interests to disclose.
SF, BD, and SL are Tonix employees, and PM is a Tonix consultant.
This work was supported by Tonix through a Sponsored Research Agreement.

Introduction

- TNX-1500 (TNX) is a novel humanized anti-CD154 mAb that contains the hu5c8 Fab region and an IgG4 Fc region engineered to decrease FcγR2A binding.
- TNX-1500 was designed to reduce the risk of thromboembolic events observed with hu5c8 IgG1 (ruplizumab) in previous clinical trials.
- The efficacy of TNX-1500 when combined with conventional IS has not been previously described.

*TNX-1500 is an investigational new biologic and has not been approved for any indication

Methods


Protocol biopsies:
POD 45, 90 and 180
EOS
0 3 7 14 21 28 35 42 49 56 84 180
Low-dose
TNX-1500
30 mg/kg
Twice weekly
10 mg/kg
Weekly
20 mg/kg Monthly
Standard-dose
TNX -1500
30 mg/kg
Twice weekly
20 mg/kg Weekly
*NHPs will be observed without IS drug from POD180


Low-dose
TNX-1500
Q1W/Q1M
MMF
Anti-CD28
loTNX monoRx
loTNX + MMF
loTNX + Vel-101
Standard-dose
TNX-1500
Q1W
MMF
Rapamycin
sTNX monoRx
sTNX + MMF
sTNX + Rapa

Results


EOS / Rx off d180
Graft survival (%)
Post-Transplant (Day)
Explant of beating graft
ACR3 graft explanted with animal issue
Graft failure
after cessation of all IS treatment
Median survival (day)
loTNX 99
loTNX+MMF 88.5
loTNX+VEL101 203
stTNX 265
stTNX+MMF 277.5
stTNX+Rapa 281.5

stTNX vs	loTNX	$p = 0.057$
	loTNX+MMF	$p = 0.01$
stTNX+MMF vs	loTNX	$p = 0.04$
	loTNX+MMF	$p = 0.006$
stTNX+Rapa vs	loTNX	$p = 0.045$
	loTNX+MMF	$p = 0.006$

loTNX+Vel-101 prolonged graft survival, but there is no significant difference in loTNX groups. All grafts of stTNX survived over 6 months, except one graft got an infection. After Rx cessation on d180, grafts kept beating for 2-4 months.

ISHLT score

stTNX+Rapa vs	loTNX	$p = 0.053$
	loTNX+MMF	$p < 0.0001$


ISHLT Score
d45
d90 or explant<d90
d180 or explant>d90

CAV score

loTNX	vs loTNX+MMF	$p = 0.042$
stTNX		$p = 0.015$
stTNX+Rapa		$p < 0.0001$


CAV Score
d45
d90 or explant<d90
d180 or explant>d90

loTNX monoRx had high ISHLT acute rejection score, but low CAV score. loTNX+MMF had high ISHLT and CAV scores. loTNX+Vel-101 had stable low ISHLT and CAV scores. stTNX+Rapa showed no evidence of rejection at all time points

DSA elaboration

	Anti-donor IgM	Anti-donor IgG
loTNX	1/4 (MHC I + II)	2/4 (MHC I + II)
loTNX+MMF	2/4 (MHC I)	0/4
loTNX+Vel-101	0/2	0/2
sTNX	0/5	0/5
stTNX+MMF	1/4 (MHC I)	0/4
stTNX+Rapa	0/4	0/4

loTNX combined with either MMF or Vel-101 Rx prevented class-switching (no IgG DSA); and loTNX+Vel-101 suppressed IgM DSA elaboration. No DSA elaboration in stTNX monoRx and stTNX+Rapa. One stTNX+MMF recipient had anti-donor MHC class1 IgM.

Discussion & Conclusion

- The preliminary results indicates that TNX-1500 efficacy is similar to hu5c8 parent molecule with no evidence for procoagulant phenotypes
- 'Standard' dosing as monotherapy consistently prevents graft loss during Rx
- Combination Rx with MMF is associated with higher incidence & severity of ACR score in both loTNX and stTNX
- stTNX-1500 combined with Rapa prolonged graft survival with no evidence of pathologic and humoral rejection